Exhibit 99.1

FOR IMMEDIATE RELEASE

ESSEX RENTAL CORP. REPORTS 2011 SECOND QUARTER RESULTS

BUFFALO GROVE, IL – August 8, 2011 – Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its unaudited consolidated results for the second quarter ended June 30, 2011.  The results are those of Essex Rental Corp. and its wholly owned subsidiaries, including Essex Crane Rental Corp. ("Essex Crane"), Essex Finance Corp. (“Essex Finance”), Coast Crane Company (formerly known as CC Bidding Corp.) and Coast Crane Ltd. (“Coast Crane Ltd.”).  References in this release to “Coast Crane” refer to the combined results of Coast Crane Company and its wholly owned subsidiary, Coast Crane Ltd., which were acquired on November 24, 2010.  Included below is a comparison of Essex's results of operations for the quarter ended June 30, 2011 to the corresponding results for the quarter ended June 30, 2010.  Many of the explanations provided below relate to the impact of Coast Crane.

Management Comments on Second Quarter 2011

Ron Schad, President & CEO of Essex, stated, “Essex continues to experience steady growth and stability in its three business segments: equipment rentals, equipment distribution, and parts and service.  With the exception of our crawler crane fleet, we experienced increases in utilization rates during the second quarter ended June 30, 2011 for all of the categories of equipment that we rent.  Crawler cranes experienced a slight decline in utilization due to the conclusion of certain levee projects.  Excluding these levee-related crawler cranes, we have continued to see a steady increase in utilization on a comparable quarter and year to date basis for this asset category.  Specifically, since June 30, 2010 and December 31, 2010, the number of crawler cranes on rent excluding those on levee related projects has increased by 5.3% and 7.5%, respectively.”

He continued, “Overall, we are pleased with the business trends that we are seeing at Coast Crane.  The Coast Crane acquisition has enabled us to diversify our earnings and is presenting us with a number of meaningful growth opportunities.  The steady increase in rental equipment utilization rates, combined with accelerated revenues in our equipment distribution segment and the predictability of our parts and service segment, provides Essex with a balanced business portfolio that is well positioned for growth as our end markets continue to recover.”

Second Quarter 2011 Overview

Equipment rental segment revenues, which represent 65.4% of total revenues, were $14.6 million for the three months ended June 30, 2011, a 61.5% increase from $9.0 million for the three months ended June 30, 2010.  This increase was primarily attributable to equipment rental revenues generated by our Coast Crane subsidiary of $4.8 million as Essex did not own Coast Crane during the comparable period in 2010.  Utilization for crawler cranes, as measured on a “days” basis, has increased to 38.6% for the three month period ended June 30, 2011 compared to 35.1% for the same period in the prior year.  On a sequential quarter basis, crawler crane utilization decreased to 38.6% for the quarter ended June 30, 2011 from 42.8% for the quarter ended March 31, 2011.  Average monthly crawler crane rental rate decreased by $1,025 to $15,347 for the three months ended June 30, 2011 from $16,372 for the three months ended June 30, 2010.  On a sequential quarter basis, average crawler crane rental rate moderately decreased $169 from $15,516 for the quarter ended March 31, 2011.

Used rental equipment sales revenue was $1.7 million for the three months ended June 30, 2011, a 293.9% or $1.3 million increase on a sequential quarterly basis.  Used rental equipment sold during the quarter ended June 30, 2011 included fourteen pieces of equipment.  Proceeds from used equipment sales are largely being applied against new equipment purchases which are refreshing the rental equipment fleet.  During the three months ended June 30, 2011, Essex purchased twelve pieces of rental equipment.

New equipment distribution segment revenue was $3.6 million or 16.1% of our total revenues for the three months ended June 30, 2011 as compared to $3.7 or 17.2% of total revenues for the three months ended March 31, 2011.  Essex continues to gain momentum in this segment of its business as the market adapts to the strategy initiated by the Company during the first half of 2011 to reconfigure the manufacturers it represents.

Parts and service segment revenue, which represented 18.5% of total revenue, was $4.1 million for the three months ended June 30, 2011 as compared to $4.5 million or 21.1% of our total revenues for the three months ended March 31, 2011.

Total cost of revenues for the quarter ended June 30, 2011 was $19.3 million compared to $7.9 million for the same period in 2010.  The increase was primarily due to the cost of revenues incurred by Coast Crane during the period of $12.1 million, partially offset by a decrease in cost of revenues related to the crawler crane fleet.  Excluding the non-cash costs of net book value of rental equipment sold and depreciation expense, costs were $12.8 million for the quarter ended June 30, 2011, compared to $3.6 million for the same period in 2010.  The increase was primarily due to the cost of revenues excluding the non-cash costs of net book value of rental equipment sold and depreciation expense at Coast Crane of $8.5 million during the period and the expense of preparing the fleet for rental agreements starting during the quarter and in the near term as evidenced by the increase in the crawler crane utilization rate to 38.6% for the second quarter of 2011 from 35.1% for the comparable period in 2010.  Additionally, costs were incurred due to the significant number of cranes coming off rent from levee projects and preparing those cranes for future rentals.  The concentrated effort to prepare these cranes for new rentals that have either started or will start in the near future negatively impacted results by adding approximately $0.4 million to operating costs.

Selling, general and administrative expenses increased to $7.2 million for the quarter ended June 30, 2011 from $2.6 million for the same period in the prior year.  The increase was primarily due to selling, general and administrative expenses of $4.1 million incurred by Coast Crane during the period, an increase in non-cash compensation expense related to stock based compensation, and $0.4 million of one-time costs related to the Coast acquisition.

EBITDA before rental equipment sales was $0.7 million for the quarter ended June 30, 2011 compared to $1.0 million for the quarter ended June 30, 2010.  EBITDA before rental equipment sales for the quarter ended June 30, 2011 was negatively impacted by the $0.4 million in additional operating expenses incurred by the cranes coming off rent from levee projects as well as the $0.4 million of one-time costs included in SG&A described above.  A reconciliation of EBITDA before rental equipment sales to Loss from Operations, the closest comparable measure under generally accepted accounting principles, is provided herein.

Outlook for 2011

Mr. Schad continued, “We are optimistic about the opportunities in the second half of 2011, particularly as we continue to experience strong quoting activity, relating to construction jobs that have already been awarded to contractors.  Based on historical experience, we view the continued increase in our rough terrain and boom truck utilization as a leading indicator that utilization for our crawler cranes will continue to steadily improve.  During the balance of 2011, we will begin to take delivery of approximately $28 million of new equipment.  Much of this equipment is in asset classes in which we are enjoying high utilization, and we believe that as it is deployed it will be a catalyst for further revenue growth.  While in certain bid situations competitive behavior remains challenging, we believe that in the long term, our strategy of disciplined pricing related to our broad fleet of bare rental cranes and our expanded service, sales, and distribution capabilities will provide attractive growth opportunities.

”We continue to seek out opportunities to sell older and less utilized pieces of used rental equipment to reposition our rental fleet.  We are currently finalizing the sale of three crawler cranes from our rental fleet which we expect to close during the third quarter at a premium to appraised value.  Our new equipment distribution backlog continues to build and during the third quarter of 2011, we are expecting to achieve a significant sequential increase in revenue compared to the second quarter.  We remain pleased with the decision to broaden our equipment distribution platform by expanding our relationship with certain manufacturers and initiating new relationships with others.  As we deploy marketing strategies over the ensuing months for both our new equipment distribution and our parts and service segments, we believe we will continue to grow at an accelerated rate.

“On August 1st, we completed the first phase of the installation of information systems at Coast, allowing us to operate a single ERP system platform across Essex Rental Corp.  The new system allows us to meaningfully improve our management of Coast Crane’s asset portfolio to ensure that we are maximizing both rate and utilization of the fleet and operating in a cost effective manner.”

Mr. Schad concluded, “As of June 30, 2011, Essex had approximately $56 million of liquidity, consisting of $17 million in cash and amounts available under our revolving credit facilities.  Additionally, we have over $4 million of crane assets in excess of our borrowing base assets.  We are confident that the construction rental equipment, sales and service markets are improving and are optimistic about what the future holds for Essex Rental Corp. and its shareholders.”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Tuesday, August 9, 2011.  Interested parties may participate in the call by dialing 1 (877) 423-9820 (Domestic) and (201) 493-6749 (International).  Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com.  To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Essex, through its subsidiaries, Essex Crane Rental Corp. and Coast Crane Company, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a fleet of over 1,000 cranes and other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K/A and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to EBITDA before rental equipment sales, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP.  While management believes that the presentation of EBITDA before rental equipment sales serves to enhance understanding of Essex's operating performance, EBITDA before rental equipment sales should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's operating performance.  EBITDA before rental equipment sales has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation.  A reconciliation of EBITDA before rental equipment sales to income from operations is included in the financial tables accompanying this release.

CONTACT: Essex Rental Corp. Martin Kroll Chief Financial Officer (847) 215-6502 / mkroll@essexcrane.com	-OR-	INVESTOR RELATIONS: The Equity Group Inc. Melissa Dixon Senior Account Executive (212) 836-9613 / mdixon@equityny.com Devin Sullivan Senior Vice President (212) 836-9608 / dsullivan@equityny.com

Essex Rental Corp. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
REVENUES	2011	2010	2011	2010
Equipment rentals	$10,185,995	$5,438,566	$20,552,848	$10,569,068
Retail equipment sales	3,591,291	-	7,289,655	-
Used rental equipment sales	1,747,249	1,782,538	2,190,775	2,792,919
Retail parts sales	2,546,880	-	5,463,189	-
Transportation	1,386,307	969,109	2,760,903	2,008,167
Equipment repairs and maintenance	2,886,783	855,933	5,574,305	1,983,301

TOTAL REVENUES	22,344,505	9,046,146	43,831,675	17,353,455

COST OF REVENUES
Salaries, payroll taxes and benefits	2,495,507	1,296,685	4,833,527	2,649,916
Depreciation	5,039,234	2,901,722	10,018,733	5,754,125
Retail equipment sales	2,997,447	-	6,124,393	-
Used rental equipment sales	1,493,494	1,345,313	1,891,338	2,198,164
Retail parts sales	2,098,142	-	4,367,340	-
Transportation	1,360,799	934,387	2,653,569	1,795,942
Equipment repairs and maintenance	3,256,673	1,072,490	6,264,620	1,960,280
Yard operating expenses	562,886	341,239	1,109,855	649,476

TOTAL COST OF REVENUES	19,304,182	7,891,836	37,263,375	15,007,903

GROSS PROFIT	3,040,323	1,154,310	6,568,300	2,345,552

Selling, general and administrative expenses	7,161,105	2,628,330	14,539,195	5,128,427
Other depreciation and amortization	492,445	220,380	1,001,409	412,066

LOSS FROM OPERATIONS	(4,613,227)	(1,694,400)	(8,972,304)	(3,194,941)

OTHER INCOME (EXPENSES)
Other income	110,355	2,946	274,723	3,051
Interest expense	(2,856,904)	(1,658,186)	(5,721,230)	(3,277,907)
Foreign currency exchange gains	(7,139)	-	70	-
TOTAL OTHER INCOME (EXPENSES)	(2,753,688)	(1,655,240)	(5,446,437)	(3,274,856)

LOSS BEFORE INCOME TAXES	(7,366,915)	(3,349,640)	(14,418,741)	(6,469,797)

PROVISION (BENEFIT) FOR INCOME TAXES	(2,840,883)	(1,121,115)	(5,230,457)	(2,253,533)

NET LOSS	$(4,526,032)	$(2,228,525)	$(9,188,284)	$(4,216,264)

Weighted average shares outstanding:
Basic	24,428,092	14,535,982	23,210,137	14,332,142
Diluted	24,428,092	14,535,982	23,210,137	14,332,142

Loss per share:
Basic	$(0.19)	$(0.15)	$(0.40)	$(0.29)
Diluted	$(0.19)	$(0.15)	$(0.40)	$(0.29)

Essex Rental Corp. & Subsidiaries
Rental Rate and Utilization Statistics
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Average Crawler Crane rental rate per month	$15,347	$16,372	$15,432	$16,967

Utilization Statistics - "Days" Utilization
Crawler Cranes	38.6%	35.1%	40.7%	32.6%
Rough Terrain Cranes	68.9%	N/A	67.9%	N/A
Boomtrucks	53.3%	N/A	51.0%	N/A
Self-Erecting Tower Cranes	21.5%	N/A	19.9%	N/A
City & Other Tower Cranes	43.0%	N/A	43.1%	N/A
Forklifts and Other Equipment	39.6%	N/A	39.4%	N/A

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. & Subsidiaries
Segment Revenues and Gross Profit
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Segment revenues
Equipment rentals	$14,606,977	$9,046,146	$27,854,403	$17,353,455
Equipment distribution	3,591,291	-	7,289,655	-
Parts and service	4,146,237	-	8,687,617	-
Total revenues	$22,344,505	$9,046,146	$43,831,675	$17,353,455

Segment gross profit
Equipment rentals	$1,873,476	$1,154,310	$3,900,715	$2,345,552
Equipment distribution	378,331	-	787,583	-
Parts and service	788,516	-	1,880,002	-
Total gross profit	$3,040,323	$1,154,310	$6,568,300	$2,345,552

Essex Rental Corp & Subsidiaries
Reconciliation of Loss from Operations
to Total EBITDA and EBITDA before Rental Equipment Sales
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Loss from Operations	$(4,613,227)	$(1,694,400)	$(8,972,304)	$(3,194,941)
Add: Depreciation	5,039,234	2,901,722	10,018,733	5,754,125
Add: Other depreciation and amortization	492,445	220,380	1,001,409	412,066
Total EBITDA	918,452	1,427,702	2,047,838	2,971,250
Minus: Used rental equipment sales	(1,747,249)	(1,782,538)	(2,190,775)	(2,792,919)
Add: Costs of used rental equipment sales	1,493,494	1,345,313	1,891,338	2,198,164
EBITDA before rental equipment sales	$664,697	$990,477	$1,748,401	$2,376,495

Essex Rental Corp. and Subsidiaries
Consolidated Balance Sheets

	June 30,	December 31,
	2011	2010
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$16,635,551	$3,474,314
Accounts receivable, net of allowances for doubtful accounts and
credit memos of $2,212,000 and $1,742,000, respectively	11,922,617	12,801,772
Other receivables	3,836,822	4,223,435
Deferred tax assets	2,882,119	2,402,709
Inventory
Retail equipment inventory	5,032,612	5,386,074
Retail spare parts, net	1,647,728	1,882,003
Prepaid expenses and other assets	2,165,010	3,069,976
TOTAL CURRENT ASSETS	44,122,459	33,240,283

Rental equipment, net	323,424,205	330,378,792
Property and equipment, net	8,467,764	8,727,456
Spare parts inventory, net	3,693,508	3,540,360
Identifiable finite lived intangibles, net	2,523,764	3,143,063
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	1,855,184	2,220,878

TOTAL ASSETS	$385,883,010	$383,046,958
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,775,455	$2,810,672
Accrued employee compensation and benefits	1,581,456	1,482,747
Accrued taxes	4,203,827	4,504,765
Accrued interest	656,100	436,947
Accrued other expenses	1,358,140	1,836,246
Unearned rental revenue	1,154,212	1,272,847
Customer deposits	1,345,171	2,320,007
Short-term debt obligations	673,403	783,243
Current portion of revolving credit facility	2,331,778	-
Current portion of capital lease obligation	6,954	6,718
TOTAL CURRENT LIABILITIES	19,086,496	15,454,192

LONG-TERM LIABILITIES
Revolving credit facilities	208,753,069	214,959,971
Promissory notes	4,986,676	4,938,611
Other long-term debt obligations	2,188,560	2,982,920
Deferred tax liabilities	56,400,002	61,124,038
Interest rate swaps	4,190,338	5,266,586
Capital lease obligation	6,812	10,349
TOTAL LONG-TERM LIABILITIES	276,525,457	289,282,475

TOTAL LIABILITIES	295,611,953	304,736,667

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares;
issued and outstanding 24,428,092 shares at June 30, 2011
and 20,472,489 shares at December 31, 2010	2,443	2,047
Paid in capital	121,826,199	101,052,367
Accumulated deficit	(29,619,367)	(20,431,083)
Accumulated other comprehensive loss, net of tax	(1,938,218)	(2,313,040)
TOTAL STOCKHOLDERS' EQUITY	90,271,057	78,310,291

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$385,883,010	$383,046,958